Exhibit 24 POWER OF ATTORNEY Know all persons by these presents that the undersigned hereby constitutes and appoints each of Harold Rogers, Ruby Alexander, James Roe, Matthew Karwoski and Scott Tallman, signing individually, as the undersigned’s true and lawful attorneys-in-fact and agents (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”) to: (1) prepare and execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or beneficial owner of the securities of Coupang, Inc. (the “Company”), any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the U.S. Securities and Exchange Commission (“SEC”), or which the Attorney- in-Fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents, including any amendments thereto, being referred to herein as “SEC Filings”); (2) take any other such actions as may be necessary or appropriate to enable the undersigned to submit and file SEC Filings with the SEC utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID (Uniform application for access codes to file on EDGAR), amendments thereto, and such other documents and information as may be necessary or appropriate to obtain or maintain codes and passwords enabling the undersigned to make electronic filings and submissions utilizing the EDGAR system; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any SEC Filings, complete and execute any amendment or amendments thereto, and submit and timely file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under Section 6 below; (4) file, submit or otherwise deliver SEC Filings to any securities exchange on which the Company’s securities may be listed or traded; (5) obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact; (6) act as an account administrator for the undersigned’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; (7) cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account; and (8) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that any document executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion. The undersigned acknowledges that:

(a) this Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information; (b) any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney- in-Fact, in his or her discretion, deems necessary or desirable; (c) neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned’s responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act and the rules thereunder or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and (d) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 13 or Section 16 of the Exchange Act and the rules thereunder or Rule 144, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act and the rules thereunder and Rule 144. The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned also ratifies hereby any action previously taken by each Attorney-in-Fact that would have been authorized by this Power of Attorney if it had been in effect at the time such action was taken. This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file any of Forms 3, 4 and 5, Schedules 13D and 13G or Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing Attorneys-in-Fact, or (c) as to any Attorney-in-Fact individually, until such Attorney-in-Fact is no longer employed by the Company or its subsidiaries. This Power of Attorney revokes all previous powers of attorney granted to any employees or agents of the Company with respect to the subject matter of this Power of Attorney, including without limitation the power of attorney executed by the undersigned on December 19, 2024, except for any power of attorney granted to J.P. Morgan Securities LLC and Global Shares Financial Services Inc. related to Form 144 filings. The undersigned has caused this Power of Attorney to be executed as of January 1, 2026. By: /s/ Jonathan Lee Jonathan Lee